Exhibit 99.1

VALSPAR REPORTS FOURTH-QUARTER AND FISCAL-YEAR RESULTS

Fourth-Quarter Adjusted Net Income per Share Increases 26.2 percent from 2008

Fiscal Year 2009 Adjusted Net Income per Share Increases 12.7 Percent

MINNEAPOLIS, Minn., November 23, 2009 – The Valspar Corporation (NYSE-VAL) today reported its results for the fourth-quarter and fiscal-year ended October 30, 2009.

Fourth-quarter sales totaled $776.6 million, a 15.9 percent decline from the fourth quarter of 2008. The fourth quarter of 2009 consisted of 13 weeks compared to 14 weeks in 2008. Sales for the quarter declined 11.8 percent adjusting for the 14th week of 2008. Fourth-quarter adjusted net income per share increased to $0.53 in 2009 from $0.42 in 2008. Fourth-quarter adjusted net income per share in 2009 excludes a $0.04 per share charge related to restructuring actions. Fourth-quarter adjusted net income per share in 2008 excludes a $0.13 per share charge related to restructuring actions, a non-cash charge of $0.03 per share for Huarun minority interest shares and a $0.09 per share after-tax gain from the sale of assets. Net income for the fourth quarter of 2009 was $49.9 million and reported earnings per share were $0.49. Net income for the fourth quarter of 2008 was $38.9 million and reported earnings per share were $0.35.

Fiscal year 2009 sales totaled $2,879.0 million, a decline of 17.3 percent or 16.2 percent when adjusting for the additional week in fiscal 2008. Adjusted earnings per share increased to $1.77 in 2009 from $1.57 in 2008. Adjusted net income per share for 2009 excludes an $0.18 per share charge related to restructuring actions and a non-cash charge of $0.10 per share for Huarun minority interest shares. Adjusted net income per share for 2008 excludes a $0.16 per share charge related to restructuring actions, a non-cash charge of $0.12 per share for the Huarun minority interest shares and a $0.09 per share after-tax gain from the sale of assets. Net income for 2009 totaled $160.2 million and reported earnings per share were $1.49. Net income for 2008 was $150.8 million and reported earnings per share were $1.38.

“Our strong earnings performance for the year, achieved under extremely challenging global economic conditions, reflects the operational discipline of Valspar employees,” said William L. Mansfield, Valspar chairman and chief executive officer. “During the year we maintained our investments in branding and development of leading-edge technologies, significantly lowered our cost structure and strengthened our global operations. By remaining focused on execution, we gained share in key markets, improved productivity and delivered strong cash flow.”

Mansfield also commented on the outlook for 2010. “Our outlook for fiscal 2010 assumes modest revenue growth and ongoing pressure on raw material costs. We currently expect our 2010 adjusted net income per share to be in the range of $1.85 to $2.05.”

William L. Mansfield and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:00 p.m. Central Time November 23 through Midnight on December 7 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 123450.

Investor Contact: Tyler Treat, (612) 851-7358

Media Contact: Mike Dougherty, (612) 851-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements. These forward-looking statements are based on management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, changes in general economic conditions both domestic and international, including recessions and other external economic and political factors, which may adversely affect our business, the value of our investments, the financial stability of our customers and suppliers and our ability to obtain financing; dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; competitive factors including pricing pressure and product competition; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from our relationships with customers and suppliers; risks and uncertainties associated with operations and achievement of growth in developing markets, including China and Central and South America; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

# # #

THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended October 30, 2009 and October 31, 2008

	Fourth Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)
	2009	2008	2009	2008
Net Sales	$776,581	$923,192	$2,879,042	$3,482,378
Cost of Sales	498,379	675,189	1,900,114	2,504,947
Gross Profit	278,202	248,003	978,928	977,431
Research and Development	22,862	24,139	91,303	96,552
Selling and Administrative	166,138	148,916	596,657	587,504
Income From Operations	89,202	74,948	290,968	293,375
Interest Expense	14,454	14,286	50,394	57,745
Other (Income) Expense, Net	(889)	1,062	2,246	6,933
Income Before Income Taxes	75,637	59,600	238,328	228,697
Income Taxes	25,733	20,685	78,175	77,931
Net Income	$49,904	$38,915	$160,153	$150,766
Huarun Redeemable Stock Accrual (1)	—	(3,317)	(9,954)	(12,195)
Net Income Available to Common Stockholders	49,904	35,598	150,199	138,571
Average Number of Shares O/S - basic	100,093,503	99,613,298	100,036,809	99,650,574
Average Number of Shares O/S - diluted	101,929,020	100,351,918	100,921,451	100,326,249
Net Income per Common Share - basic	$0.50	$0.36	$1.50	$1.39
Net Income per Common Share - diluted	$0.49	$0.35	$1.49	$1.38

(1) Huarun redeemable stock accrual reduced basic and diluted net income per common share $0.10 year-to-date in 2009, $0.03 in the fourth quarter of 2008 and $0.12 year-to-date in 2008.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted Net Income per Common Share - diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted” - which exclude a non-cash accrual relating to Huarun Redeemable Stock in connection with the Company’s acquisition of the remaining minority interest shares of Huarun Paints Holding Company Limited and restructuring charges. Management discloses these measures because it believes these measures may assist investors in comparing the Company’s results of operations in the respective periods without regard to the effect of the non-cash accrual relating to the Huarun acquisition and the effect of the restructuring charges in the 2009 and 2008 periods.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	Fourth Quarter		Year-To-Date
	2009	2008	2009	2008
Net Income per Common Share - diluted	$0.49	$0.35	$1.49	$1.38
Huarun Redeemable Stock Accrual	—	0.03	0.10	0.12
Restructuring Charges	0.04	0.13	0.18	0.16
Gain on Sale of Assets	—	(0.09)	—	(0.09)
Adjusted Net Income per Common Share - diluted	$0.53	$0.42	$1.77	$1.57

The following is a reconciliation of “Forecasted Net Income per Common Share - diluted” to our “Full Year Guidance” for the period presented.

Full Year 2010
Forecasted Net Income per Common Share - diluted	$1.84 - $2.01
Huarun Redeemable Stock Accrual	$0.00
Restructuring Charges	$0.01 - $0.04
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$1.85 - $2.05

(Dollars in thousands)	October 30, 2009 (Unaudited)	October 31, 2008
Assets
Current Assets:
Cash and Cash Equivalents	$187,719	$90,073
Accounts and Notes Receivable, Net	518,188	565,237
Inventories	238,449	271,423
Deferred Income Taxes	34,479	31,989
Prepaid Expenses and Other	83,631	88,298
Total Current Assets	1,062,466	1,047,020
Goodwill	1,337,997	1,352,813
Intangibles, Net	629,923	619,468
Other Assets	4,192	7,123
Long Term Deferred Income Taxes	5,358	3,902
Property, Plant & Equipment, Net	471,088	489,716
Total Assets	$3,511,024	$3,520,042

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$7,278	$159,514
Current Portion of Long Term Debt	—	12
Trade Accounts Payable	349,999	400,763
Income Taxes	4,762	29,156
Accrued Liabilities	349,440	290,898
Total Current Liabilities	711,479	880,343
Long Term Debt, Net of Current Portion	873,095	763,129
Deferred Income Taxes	235,975	224,764
Deferred Liabilities	185,968	165,361
Total Liabilities	2,006,517	2,033,597
Huarun Redeemable Stock	—	33,577
Stockholders’ Equity	1,504,507	1,452,868
Total Liabilities and Stockholders’ Equity	$3,511,024	$3,520,042

The Valspar Corporation

Other Financial Data

Dollars in millions

	Quarter 4		YTD
	2009	2008	2009	2008
I. Comparison year over year
Gross Margin, as a percentage of net sales *
Gross Margin, reported	35.8%	26.9%	34.0%	28.1%
Gross Margin, adjusted for cost of restructuring	36.4%	28.3%	34.8%	28.5%

Operating Expense as a percentage of net sales *
Operating Expense, reported	24.3%	18.7%	23.9%	19.6%
Operating Expense, adjusted for cost of restructuring and 2008 gain on the sale of assets	24.1%	19.6%	23.7%	19.8%

Operating Profit, as a percentage of net sales *
Operating Profit, reported	11.5%	8.1%	10.1%	8.4%
Operating Profit, adjusted for cost of restructuring and 2008 gain on the sale of assets	12.4%	8.7%	11.1%	8.7%

	Quarter 4		YTD
	2009	2008	2009	2008
II. Segment Data
Sales
Coatings	$435.1	$545.1	$1,582.8	$2,053.7
Paint	$283.9	$300.8	$1,072.4	$1,127.1
All Other less intersegment sales	$57.6	$77.3	$223.8	$301.6
Total	$776.6	$923.2	$2,879.0	$3,482.4

Earnings Before Interest and Taxes (EBIT) *
Coatings	$69.2	$47.3	$185.5	$188.2
Paint	$35.4	$23.4	$135.6	$94.6
All Other	$(14.5)	$3.2	$(32.4)	$3.6
Total	$90.1	$73.9	$288.7	$286.4

Earnings Before Interest and Taxes (EBIT) *, adjusted for cost of restructuring and 2008 gain on the sale of assets
Coatings	$73.1	$59.5	$203.8	$201.2
Paint	$37.4	$28.2	$140.0	$101.7
All Other	$(13.5)	$(8.4)	$(26.5)	$(7.2)
Total	$97.0	$79.3	$317.3	$295.7

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2009 presentation.